News Release

Contact: Michael Russell

Investor Relations

Affirmative Insurance Holdings, Inc.
(972) 728-2092

AFFIRMATIVE INSURANCE HOLDINGS, INC. ACQUIRES

AGENCY OPERATIONS IN FLORIDA AND TEXAS

ADDISON, Texas (December 22, 2004) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM) announced today it has signed definitive agreements to acquire the assets of two non-standard automobile insurance agency operations. In two separate transactions, Affirmative has agreed to acquire the assets of the retail agency and franchise operations of 21st Century Holding Company (Nasdaq: TCHC) and the assets of BW Insurance Agency, Inc.

Upon completion of the acquisition with 21st Century Holding Company, Affirmative will acquire the assets of 24 company-owned retail stores and franchise operations consisting of 42 franchise locations operating in four designated market areas (“DMA®”) in Florida. The retail agency and franchise operations, which operate under the FED USA brand, produce approximately $50.0 million in non-standard automobile insurance premiums for multiple insurance companies.

Affirmative will pay 21st Century Holding Company $7.0 million in cash at closing and will pay up to an additional $2.5 million subject to certain performance criteria being met. Following the close of the transaction, the retail stores and franchise locations will continue to produce business for the insurance subsidiaries of 21st Century Holding Company as well as for other insurance companies not affiliated with 21st Century Holding Company.

In the transaction with BW Insurance Agency, Inc., Affirmative is acquiring the assets of 10 retail stores in Texas. BW Insurance Agency, Inc. operates nine retail stores in the Houston DMA® and one retail store in the Beaumont DMA®, and produces approximately $5.0 million of non-standard automobile insurance premium for multiple insurance companies.

Affirmative will pay BW Insurance Agency, Inc. $750,000 in cash at closing and will pay up to an additional $750,000 subject to certain performance criteria being met. Following the close of the transaction, the retail stores will be converted to the A-Affordable® brand name and will produce business under A-Affordable®’s multiple company distribution model.

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Both transactions are expected to be funded from cash on hand. The closings of both transactions are expected to be completed within the next two weeks, subject to customary closing conditions.

“The retail agency and franchise operations acquired from 21st Century extend Affirmative’s distribution model in Florida and strengthen our position to capture a larger share of the state’s $3.7 billion non-standard automobile insurance market,” said Thomas E. Mangold, president and chief executive officer of Affirmative Insurance Holdings, Inc. “The acquisition of the retail stores from BW increases our presence in the Houston DMA® from 13 stores to 22 stores and expands our retail operations into the Beaumont DMA®.”

ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

FORWARD-LOOKING STATEMENTS DISCLOSURE
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.

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